Exhibit 5.1

AJD/nad/319733/d.637967

                                                                   26 June, 2001

Foster Wheeler Ltd.
Perryville Corporate Park
Clinton
New Jersey 08809
USA


Dear Sirs,

Re: Foster Wheeler Ltd. - Registration Statement under the Securities Act of 1933

We have acted as special legal counsel in Bermuda to Foster Wheeler Ltd., a Bermuda company (the "Company") in connection with the transactions described in the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement") with respect to the 1995 Stock Option Plan of Foster Wheeler Inc. attached as Exhibit 99.1 to the Registration Statement (the "Plan") of Foster Wheeler Inc., formerly known as Foster Wheeler US Holdings, Inc., a wholly owned subsidiary of the Company, under which the Company's common shares (the "Shares") may be issued.

For the purposes of giving this opinion, we have examined and relied on a copy of the Registration Statement.

We have also reviewed and have relied upon the memorandum of association and the bye-laws of the Company, resolutions adopted by the Company's board of directors held on 10 May, 2001 and unanimous written resolutions of the Company signed on 7 March, 2001, (all such resolutions referred to as the "Minutes"), correspondence on behalf of the Company with the Bermuda Monetary Authority whereby the Bermuda Monetary Authority has granted certain permissions, inter alia, for the issue (and subsequent transfer) of the Shares (subject to conditions expressed in such correspondence) and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed:

(a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

(c) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

(d) that, by issuing the Shares pursuant to the Plan, the Company will receive money or moneys worth at least equal to the value of the Shares being issued and none of the Shares will be issued for less than par value;

(e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

(f) that the Plan is valid, binding and enforceable in accordance with its terms; and

(g) that the issue of the Shares pursuant to the Plan will comply at all times with the permissions already obtained from the Bermuda Monetary Authority.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between the Company and any one of its shareholders holding any of the Shares (but only with respect to such shareholder), that no further sums are payable with respect to the holding of such Shares and the shareholder shall not be bound by an alteration in the memorandum of association or the bye-laws of the Company after the date upon which it became a shareholder if and so far as the alteration requires such shareholder to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is not to be relied upon in respect of any matter other than the Registration Statement.



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On the basis of, and subject to, the foregoing, we are of the opinion that:

1. The Company is duly incorporated and is validly existing as a company under the laws of Bermuda;

2. The issuance of the Shares as contemplated by the Registration Statement and the Plan has been duly authorized by the Board of Directors of the Company;

3. Upon issue of the Shares as contemplated by the Registration Statement and the Plan, and registration of the Shares (so issued) in the Company's Register of Members, such Shares will be validly issued and fully paid and non-assessable. Under Bermuda law no personal liability will attach to the holders of fully paid Shares solely by reason of their ownership thereof.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the United States Securities Act of 1933 and the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully
CONYERS DILL & PEARMAN

/s/ Conyers Dill & Pearman
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